Exhibit 10.11

CONTRIBUTION AND SPIN-OFF AGREEMENT

This Contribution and Spin-off Agreement (the “Agreement”) is entered into as of May 12, 2021 (the “Effective Date”) by and among Mullen Technologies, Inc., a California corporation (“Mullen Technologies”), and Mullen Automotive, Inc., a California corporation (“Mullen Automotive”). Mullen Technologies and Mullen Automotive shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

A. Mullen Technologies and Mullen Automotive have agreed to certain terms and conditions concerning the transfer of the Mullen Technologies electric vehicle business division the “Business”) to Mullen Automotive and the subsequent spin-off of Mullen Automotive to the Mullen Technologies stockholders (the “Spin-off”).

B. In furtherance of the Spin-off transaction, the Parties desire to enter into this Agreement to contribute the specified assets to Mullen Automotive.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

1.1 Contribution of Assets. Effective as of the closing date of that reverse merger transaction by and among Mullen Technologies and Net Element Inc., Effective Date, Mullen Technologies hereby contributes, transfers, assigns, conveys and delivers to Mullen Automotive, and Mullen Automotive does hereby accept from Mullen Technologies, all of Mullen Technologies’ right, title and interest in, to and under all of the tangible and intangible assets owned, used or held for use by Mullen Technologies that are related to the Business, including, but not limited to, the assets described on the attached Exhibit B (the “Assets”). Mullen Technologies represents and warrants that since May12, 2021, it has not caused the Assets to be subject to any liens, claims, encumbrances, pledges, security interests or charges of any kind whatsoever.

1.2 Assumption of Liabilities. Effective as of the Effective Date, Mullen Automotive hereby assumes from Mullen Technologies and agrees to pay, defend, discharge and perform as and when due any and all liabilities accruing before May 12, 2021, and arising out of or relating to the Assets or the Business (the “Assumed Liabilities”), other than the Excluded Liabilities (defined in Section 1.3 below).

1.3 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Mullen Automotive will not assume or be liable for, and will have no responsibility related to, any liabilities accruing on or after the Effective Date, and arising from acts, omissions, or agreements occurring on or the Effective Date, and which are not related to the Assets or the Business.

1.4 Amount and Form of Consideration. In consideration for the contribution of the Assets, Mullen Automotive agrees to issue to Mullen Technologies 67,704,046 shares of Mullen Automotive common stock, 1,500,250 shares of Mullen Automotive Series A preferred stock and 71,516,543 shares of Mullen Automotive Series B preferred stock,

ARTICLE 2

SPIN-OFF

2.1 Spin-off. Mullen Technologies and Mullen Automotive will use commercially reasonable efforts to effectuate a pro rata distribution of Mullen Automotive common stock and preferred stock to Mullen Technologies stockholders holding the same as of the Effective Date; in addition, Mullen Technologies shall issue to all holders of warrants in Mullen Technologies new warrants to purchase, at the existing exercise price and with identical terms and conditions to those existing warrants in Mullen Technologies, the same number of shares of common stock in Mullen Automotive (the “Distribution”).

2.2 Record Date. The record date for determining the stockholders entitled to receive shares in connection with the Distribution shall be determined by the board of Mullen Technologies (the “Board”) as soon as is practicable following the date hereof.

2.3 Expenses.

(a) Distribution Expenses. Mullen Automotive shall be responsible for all expenses related to the Distribution. In connection with the foregoing, Mullen Automotive shall be entitled to engage its own legal, accounting and other advisors and service providers to prepare all documentation related to the Distribution.

(b) Other Expenses. Each of Mullen Automotive and Mullen Technologies shall be responsible for all other costs and expenses incurred or accruing after the Effective Date related to its respective operations, including without limitation, legal, accounting, tax, administrative, regulatory filings and compliance, investment, and financing expenses.

2.4 Tax. Mullen Technologies and Mullen Automotive agree to cooperate in the structuring of the Spin-off so that such Spin-off shall be completed in as tax efficient manner as possible, provided however, that a tax liability to either party as a result of the Spin-off shall not prevent the consummation of the transaction.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the others that: (i) this Agreement has been duly and validly authorized, executed and delivered by it, and it has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without: (x) obtaining the consent of any party, (y) violating the terms of or constituting a default under any covenant, agreement, or undertaking by which it is bound, its organizational documents, or any applicable law, rule, regulation, order, writ, judgment, injunction, decree, or award by which it is bound, or (z) result in the creation or imposition of any lien pursuant to the terms of any indenture, instrument, or agreement by which it is bound; and (ii) this Agreement constitutes the legal, valid, and binding obligation of each Party, enforceable against each Party in accordance with its terms, except as limited by principles of equity or laws relating to insolvency. Mullen Technologies has and shall transfer good and marketable title to all of the Assets, and except for the Assumed Liabilities such Assets are free and clear of any mortgages, pledges, liens, encumbrances, charges, security interests or restrictions on transfer that were incurred after May 12, 2021.

ARTICLE 4

MISCELLANEOUS

4.1 Further Assurances. On the terms and subject to the conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions and carry out the purposes of this Agreement.

4.2 Notices. Any notice given under this Agreement by any Party shall be in writing and shall be effective: (a) upon receipt when delivered personally; or (b) one business day after depositing in the mail if delivered by recognized overnight courier (charges prepaid), and addressed as follows:

If to Mullen Technologies:	Mullen Technologies, Inc.
1405 Pioneer St Brea, CA 92821

Attn: Chief Executive Officer, David Michery

With a copy to:	Mullen Technologies, Inc.
1405 Pioneer St Brea, CA 92821 Attn: Mary Winter, Secretary

If to Mullen Automotive	Mullen Automotive, Inc..
1405 Pioneer St Brea, CA 92821

Attn: Chief Executive Officer, David Michery

With a copy to:	Mullen Technologies, Inc.
1405 Pioneer St Brea, CA 92821 Attn: Mary Winter, Secretary

Any Party may alter the address to which notices are sent upon notice thereof to the other Parties.

4.3 Expenses. Each Party shall bear its own expenses in connection with the negotiation, drafting, execution, and performance of this Agreement, except as otherwise specifically set forth herein.

4.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby.

4.5 Assignment; Successors and Assigns. No Party may assign its rights or delegate its duties hereunder without the advance written consent of the other Parties hereto. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assignees and transferees.

4.6 Entire Agreement and Amendment. This Agreement, together with any other agreements, undertakings, or contracts entered into in connection herewith, contain the entire agreement between the Parties hereto with respect to the matter hereof and thereof, and supersede all other prior written or verbal agreements concerning the subject matter hereof or thereof. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Parties hereto.

4.7 Confidential Information. Each Party, and its respective attorneys, agents, representatives and employees, shall maintain the terms and conditions of this Agreement in confidence, except the Parties may state that they have settled their differences; and the Parties may make such disclosures as are required to comply with applicable laws, orders, subpoenas, rules or regulations or in connection with enforcement of this Agreement. Further, each Party may disclose the contents of this Agreement to its respective accountants, lawyers, and other business advisors in the normal course of business.

4.8 Injunction. In the event of a breach or threatened breach by a Party of this Agreement, in addition to any other remedies available at law or in equity, the other Parties shall be entitled to a court order enjoining such breach or threatened breach and requiring compliance with the terms of this Agreement (without the need to post any security). Each Party will indemnify and hold harmless the other Parties from and against any and all loss, liability, cost, or expense (including reasonable attorneys’ fees and costs) arising out of or relating to the failure of such Party or its representatives to comply with the terms of this Agreement, including without limitation costs of enforcement.

4.9 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations of each Party arising hereunder shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.10 Jurisdiction. Each of the Parties to this Agreement hereby irrevocably submits to the jurisdiction of and venue in the United States federal and state courts located in Montgomery County, Maryland for the purpose of any lawsuit between or among the Parties arising in whole or in part under or in connection with this Agreement.

4.11 Survival of Representations and Warranties. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

4.12 Facsimile or PDF E-mail Signatures. The Parties agree that, in addition to effective execution and delivery by means of delivery of an original executed counterpart hereof, this Agreement shall be considered to have been effectively executed and delivered by either Party when a duly executed counterpart of this Agreement has been delivered by such Party by facsimile transmission or PDF e-mail. Such facsimile or PDF e-mail signature shall be treated in all respects as having the same effect as an original signature.

4.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

4.14 No Third-Party Beneficiaries. This Agreement is solely between the Parties hereto and no person not a party to this Agreement shall have any rights or privileges hereunder.

4.15 Attorney’s Fees. In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover from the non-prevailing Party all of such Party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.16 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

4.17 Mutual Drafting. This Agreement represents a bargained for agreement resulting from the negotiation of the parties. This Agreement shall be deemed as joint work product of all parties and their respective counsel, and all parties shall be considered the drafters of this Agreement. Any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be applicable to this Agreement. By their authorized signatures below, the parties certify that they have carefully read and fully considered the terms of this Agreement, that they have had an opportunity to discuss these terms with attorneys or advisors of their own choosing, that they agree to all of the terms of this Agreement, that they intend to be bound by them and to fulfill the promises set forth herein, and that they voluntarily and knowingly enter into this Agreement with full understanding of its binding legal consequences.

[Signature Page Follows]

[SIGNATURE PAGE TO CONTRIBUTION AND SPIN-OFF AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

Mullen Technologies:

Mullen Technologies, Inc.,
a Delaware corporation

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

Mullen Automotive:

Mullen Automotive Corporation,
a Nevada corporation

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

EXHIBIT A

AMENDED AGREEMENT

(see attached)

EXHIBIT B

ASSETS

10000 · Cash In Bank:1000015 - WF 0374	8,155.88
10000 · Cash In Bank:1000001 · WF-3728 DBA Mullen Auto Sales	137,651.45
10000 · Cash In Bank:1000002 · WF-3736 DBA Carhub	150.00
10000 · Cash In Bank:1000003 · WF-3067 DBA Mullen Reservations	36.59
10000 · Cash In Bank:1000004 · WF-3075 DBA Mullen Auto Fresno	230.00
10000 · Cash In Bank:1000005 · WF-3083 DBA Mullen Auto O/Side	230.00
10000 · Cash In Bank:1000006 · WF-3091 Mullen Payroll	80.00
10000 · Cash In Bank:1000007 · WF-3109 Mullen Technologies	390.19
10000 · Cash In Bank:1000010 · BBVA - 4674 Payroll	76,679.62
10000 · Cash In Bank:1000012 · BBVA - 1615 Carhub	181.51
10000 · Cash In Bank:1000013 · BBVA - 3782	67.51
10000 · Cash In Bank:1000014 · BBVA - 8606 Mullen Reservation	1.51
10000 · Cash In Bank:1000020 · BBVA - 7142 Si N Fuz	55.52
10000 · Cash In Bank:1000051 · F&M - 7929 Mullen Auto Sales	345.00
10000 · Cash In Bank:1000055 · F&M - 7910 Mullen Eight	19.26
10005 · Cash on Hand:1000510 · Petty Cash Fund - Corp	12.52
12000 · Inventories:12015 · Coda Agreement - Cars	153,850.00
12000 · Inventories:12020 · Exim USA	1,002,139.71
12000 · Inventories:12020 · Exim USA:12020.1 · Exim Battery Impairment	(959,056.29)
12000 · Inventories:12045 · Parts	214,990.00
12000 · Inventories:12045 · Parts:12045.5 · Codacar Accumulated Impairment	(161,842.00)
12017 - Def'd Charge Acc'd Adv - Air	15,054,000.00
14000 · Prepaid Expense	9,186.26
14015 · Prepaid Services	15,045.04
14031 · Due from PCH	2,000.00
14046 · Notes Receivable-Clovis Auto	79,059.47
14046 · Notes Receivable-Clovis Auto:14047 · Interest Receivable	879.40
15000 · Office Furniture & Equipment	107,207.18
15000 · Office Furniture & Equipment:1500010 · Accumulated Depreciation	(58,728.41)
16000 · Battery Production - Codacar	71,732.00
16000 · Battery Production - Codacar:16000.1 · Battery-Codacar Acc Dep	(64,558.64)
16001 · Battery Towers, Equip and Tools	1,094,515.45
16001 · Battery Towers, Equip and Tools:16002 · Accumulated Depreciation	(716,583.15)
16003 · Brea Manufacturing Assets- Coda	23,941.00
16003 · Brea Manufacturing Assets- Coda:16003.1 · Brea Manufacturing Acc Dep	(11,970.55)
160060 · Computer Hardware	108,541.75
160060 · Computer Hardware:160061 · Accumulated Depreciation	(68,079.47)
160062 · Computer Software	24,441.65

160062 · Computer Software:160063 · Accumulated Depreciation	(23,178.33)
16008 · Dspace Simulator	1,200,000.00
16008 · Dspace Simulator:16009 · Accumulated Depreciation	(1,200,000.00)
16013 · Shop Machinery & Equipment	181,747.88
16013 · Shop Machinery & Equipment:160130 · Accumulated Depreciation	(117,410.09)
16013 · Shop Machinery & Equipment:16016 · MMS M-11	45,375.00
16014 · Mullen - Show Room:160140 · Accumlated Depreciation	(98,237.69)
16014 · Mullen - Show Room:160141 · Show Room Assets	6,375.66
16014 · Mullen - Show Room:160142 · Vehicle - Qiantu	287,643.50
16014 · Mullen - Show Room:160153 · Vehicle - Ottava	28,876.03
16015 · Vehicle	61,735.03
16015 · Vehicle:160150 · Accumulated Depreciation	(19,556.90)
16100 · Leasehold Improvement	76,675.20
16100 · Leasehold Improvement:161001 · Accumulated Depreciation	(25,906.56)
16103 · Properties-Building,Land,Commis:161030 · Accumulated Depreciation	(26,258.11)
16103 · Properties-Building,Land,Commis:161031 · Property-2601 Land	647,575.93
16103 · Properties-Building,Land,Commis:161032 · Property-2601Building	131,624.07
16103 · Properties-Building,Land,Commis:161033 · Property-Real Estate Commission	25,453.59
16103 · Properties-Building,Land,Commis:161034 · 161034 - Indiana Plant 2.25.20	2,500.00
16104 · MMS Transaction - Stock:161040 · Accumulated Deprecation	(6,000.00)
16104 · MMS Transaction - Stock:161041 · MMS Transaction	6,000.00
14010 · Investment into CarMoxy	27,921.38
14012 Right of use asset	1,651,468.48
14050 · Security Deposit	71,000.00
14050 · Security Deposit:1405015 · 135 E Maple Ave Monrovia	20,000.00
14050 · Security Deposit:1405020 · 1405 Pioneer Brea	70,324.00
14050 · Security Deposit:1405030 · 308 E 2nd Street La Habra	2,236.89
14050 · Security Deposit:1405040 · 583 W Explorer St Brea	10,138.06
14050 · Security Deposit:1405055 · 922 S Myrtle Ave Monrovia	8,480.00
14050 · Security Deposit:1405070 · 2926 E. Coronado St. Anaheim	12,558.52
14100 · Intangible Assets:14150 · Website Intangible	2,709,523.67
14100 · Intangible Assets:141501 Accumulated Amortiz · Website Intangible	(51,409.22)
14300 · Loan Fees	1.52
Total Assets	21,862,274.47

For the avoidance of doubt, the following assets are excluded from the definition of Assets in the Agreement, and shall be retained by Mullen Technologies:

1.	All tangible and intangible assets related to the Mullen Technologies and related subsidiaries” business; Related Subsidiaries include Mullen Auto Sales and Mullen Funding Corporation

2.	The Mullen Technologies.com domain name;

3.	Mullen Technologies corporate website;

4.	All email addresses and phone numbers unrelated to the Business; and

5.	All Net Operating Losses (NOLs) will remain with Mullen Technologies